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                                                                     EXHIBIT 4.1



                                RIGHTS AGREEMENT

         This Rights Agreement (the "Agreement") is entered into as of the day of December, 1996, by and among NetRight Technologies, Inc., a Delaware corporation (the "Company"), the undersigned purchasers of Series A Preferred Stock of the Company (the "Purchasers") and Mahmood Panjwani and Rafiq Mohammadi (collectively as the "Founders" and singularly as a "Founder").


                                    RECITALS

         A. The Company proposes to sell up to 291,080 shares of Common Stock and up to 1,500,000 shares of Series A Preferred Stock to the Purchasers pursuant to a Series A Preferred Stock Purchase Agreement of even date herewith (the "Series A Agreement").

         B. By this Agreement, the Company, the Purchasers and the Founders desire to provide for certain registration and other rights as set forth herein.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

         1. Registration Rights.

            1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                (b) "Conversion Stock" means the Common Stock issued or issuable upon conversion of the Series A Preferred Stock.

                (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                (d) "Holder" shall mean any shareholder of the Company holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Sections
1.11 hereof.

                (e) "Initiating Holders" shall, in the case of a registration under Section 1.2, mean any Holder or Holders of at least thirty percent (30%) of the outstanding Registrable Securities (adjusted after the original issuance thereof for stock splits, stock dividends, recapitalizations and the like), or in the case of a registration under Section 1.4, the Holder or Holders of at least ten percent (10%) of the outstanding Registrable Securities (adjusted after the original issuance thereof for stock splits, stock dividends, recapitalizations and the like).

                (f) "Registrable Securities" means (i) the Conversion Stock; or
(ii) stock issued in respect of the stock referred to in (i) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public. Except for subsections 1.1(e), 1.2, 1.4, 1.5, 1.10 and 2.1, Registrable Securities shall mean shares of Common Stock of the Company issued or issued after the date hereof to the Employee-Holders as such term is defined in Section 1.3(c) hereof.







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                (g) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                (h) "Registration Expenses" shall mean all expenses, except Selling Expenses, incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders in the event of each registration provided for in Sections 1.2,
1.3 and 1.4 hereof.

                (i) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                (j) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for the selling Holders.

                (k) "Shares" shall mean the Company's Series A Preferred Stock sold pursuant to the Series A Agreement.

            1.2 Requested Registration.

                (a) Request for Registration. At any time after December 31, 2001, in case the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to their Registrable Securities having a reasonably anticipated aggregate offering price to the public of not less than $7.5 million, the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                         (A) In any particular jurisdiction in which the Company
would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;








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                         (B) At any time during the period starting with the
date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration statement pursuant to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                         (C) After the Company has effected two (2) such
registration pursuant to this Section 1.2(a), and such registrations has been declared or ordered effective; or

                         (D) If the Company shall furnish to such Holders a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its Holders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed sixty (60) days from the date of receipt of written request from the Initiating Holders, provided that the Company may not use this right more than once in any twelve month period.

         Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

                (b) Underwriting. In the event that a registration pursuant to this Section 1.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.2(a)(i). In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all participating Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities, and/or other securities so withdrawn shall also be withdrawn from registration, and such securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

         If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other purchasers) in such







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registration if the managing underwriter so agrees and if the number of
Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

            1.3 Company Registration.

                (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, or (iii) a registration effected pursuant to Sections 1.2 or 1.4 hereof, the Company will:

                    (i)  promptly give to each Holder written notice thereof;
and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

                (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of Holders holding more than a majority of the Registrable Securities to be included in such registration. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of securities that may be included in the registration and underwriting (other than on behalf of the Company) shall be allocated among all Holders and such other holders (provided that such other holders have contractual rights to participate in such registration in accordance with Sections 1.3(c) or 1.5 hereof which are not subordinate to the Holders) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or other securities requested to be included in such registration by such Holders and such other holders; provided, however, in no event shall the amount of Registrable Securities of the Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the Holders may be excluded entirely if the underwriters make the determination described above or the Holders holding a majority of the Registrable Securities consent in writing to such a reduction; provided that in each such case, no shares held by any Holder shall be so excluded from such registration until all shares proposed to be registered by the Founders or other parties granted registration rights pursuant to Section 1.3(c) hereof are excluded from the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.






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                (c) Registration Rights of Founders, Officers, Directors and
Employees. Upon any sale by the Company of shares of its Common Stock to the public in a firmly underwritten public offering, subject to the cutback described in Section 1.3(b) above, the Founders and any other officer, director or employees designated by the Company's Board of Directors by unanimous vote shall be entitled to include any of their shares of Common Stock in any registration by the Company under this subsection 1.3, if such persons who choose to include any of their securities in such registration shall continue to serve the Company as officer, director or employee on the effective date of such registration statement, and such persons agree to be bound by all other provisions of this Agreement and participate in any such registration on the same basis as each Holder in accordance with all applicable provisions of this Agreement (such persons are collectively referred to as "Employee-Holders").

            1.4 Registration on Form S-3.

                (a) If any Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one (1) registration pursuant to this
Section 1.4 in any twelve (12) month period. The substantive provisions of
Section 1.2(b) shall be applicable to each registration initiated under this
Section 1.4.

                (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.4:

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), and in which event the amount of Registrable Securities of such Initiating Holders included in such offering shall not be subject to the limitations provided for in Section 1.3(b) above;

                    (iii) within one hundred eighty (180) days of the effective date of any registration referred to in Sections 1.2 and 1.3 above; or

                    (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or the Purchasers for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed sixty (60) days from the receipt of the request to file such registration by such Holder, provided that the Company may not use this right more than once in any twelve month period.







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            1.5 Limitations on Subsequent Registration Rights. From and after the date hereof, without the approval of the holders of a majority of the Registrable Securities, the Company shall not enter into any agreement, except agreements entered in conjunction with an equipment lease financing that has been unanimously approved by the Company's Board of Directors, granting any holder or prospective holder of any securities of the Company registration rights equal to or superior to those of the Holders. Upon obtaining such approval, the Company will grant the Holders any rights of first refusal or registration rights granted to subsequent purchasers of the Company's equity securities to the extent such subsequent rights are superior, in the good faith judgment of the Company's Board of Directors, to those rights granted hereunder. Nothing in this Section 1.5 shall be deemed to restrict the Company's right to grant registration rights to individual Employee-Holders pursuant to Section 1.3(c) above.

            1.6 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Sections 1.2, 1.3 and 1.4 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

            1.7 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

                (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed;

                (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be







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stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectuses as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectuses shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            1.8 Indemnification.

                (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or the preparation thereby. It is agreed that the indemnity obligation of this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

                (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims,







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losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the net proceeds from the offering received by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

                (c) Each party entitled to indemnification under this Section
1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party (together with all other indemnified parties which may be represented without conflict by one counsel) may participate in such defense at such party's expense, provided; however, that the Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be appropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no such Holder will be required to contribute any amount in excess of the gross proceeds from the offering received by such Holder.

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.







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                (f) The obligations of the Company and the Holders under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

            1.9 Information by Holder. The Holders of Registrable Securities shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

            1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                 (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                 (c) So long as a Holder owns any Registrable Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

            1.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Purchasers under sections 1.2, 1.3 and 1.4 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Purchaser provided that, except in the case of an assignment to a partner or affiliate of a Purchaser, (i) the transferor provides the Company with written notice of the proposed transfer; (ii) the transferee acquires at least 10,000 shares of the transferor's Registrable Securities not sold to the public; and (iii) the transferee or assignee of such rights assumes the obligations of such Holder under this Section 1. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

            1.12 Standoff Agreement. Each Holder agrees in connection with the Company's initial public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for one hundred eighty (180) days or for such period of time from the effective date of such registration as is agreed upon by holders of a majority of the outstanding capital stock of the Company; provided, that the officers and directors of the Company who own stock of the Company and any shareholder holding more than five percent (5%) of the outstanding voting securities of the Company also agree to such restrictions.

            1.13 Termination. Any registration rights granted pursuant to this
Section 1 shall terminate with respect to any Holder at such date, (i) six (6) years after the closing date of the Company's initial public offering or (ii) after the Company's initial public offering, when all remaining Registrable Securities held or entitled to be held by such Holder may be sold under Rule 144 during any three (3) month period.

         2. Right of First Offer Upon Issuance of Securities by the Company.

            2.1 Right of First Offer. The Company hereby grants to each Purchaser of Shares (or Conversion Stock) as adjusted for stock splits, stock dividends, recapitalizations and the like) (the "Rights Holder") the right of first offer to purchase a pro rata share of New Securities (as defined in this Section 2.1) which the Company may, from time to time, propose to sell and issue. For purposes of this right of first offer, a pro rata share for a Rights Holder is the ratio that the number of Shares (on an as-converted basis) or Conversion Stock then held by such Rights Holder bears to the sum of the total number of shares of Shares, Conversion Stock and Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company.

                (a) "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

                (b) Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock issued to employees, officers, consultants or directors of the Company pursuant to sales or options granted at any time after the date of incorporation of the Company pursuant to a plan or agreement unanimously approved by the Company's Board of Directors; (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its purchasers own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation; (iv) the Conversion Stock; (v) warrant or warrants for the purchase of shares of capital stock of the Company (and stock issued upon exercise of such warrant or warrants) which have been unanimously approved by the Board of Directors of the Company and issued in connection with an equipment lease, equipment financing or bank line financing; (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (vii) shares of Series A Preferred Stock issued on or before February 14, 1997 at a price not less than $0.71 per share; and (viii) securities of the Company which holders of a majority of the Shares agreed in writing with the Company will not be included in the term "New Securities."

                (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New

Securities, and the price and terms upon which the Company proposes to issue the same. Each Rights Holder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the applicable terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                (d) In the event a Rights Holder fails to exercise the right of first refusal within said fifteen (15) day period, the Company shall have sixty
(60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty
(60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Rights Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

                (e) The right of first offer granted under this Agreement shall expire upon the closing of the first firm commitment underwritten offering of the Company's securities to the public pursuant to an effective registration statement under the Securities Act.

                (f) The right of first offer hereunder may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities provided that the transferor provides the Company with written notice of the proposed transfer and
(i) the transferee acquires all of the transferor's Registrable Securities not sold to the public; (ii) the transferee acquires at least 10,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of the transferor's Registrable Securities not sold to the public; or (iii) the transferee is a partner, shareholder or affiliate of the Holder. For the purposes of determining the number of shares of Shares held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Shares by gift, will or intestate succession) shall be aggregated together with the partnership; provided that all assignees and transferees who would not qualify individually for assignment at registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

         3. Covenants.

            3.1 Information Rights.

                (a) The Company shall deliver to each Holder that holds at least 100,000 shares of a single class of Shares, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and reviewed by independent public accountants of nationally recognized standing selected by the Company.

                (b) The Company shall deliver to each Holder, so long as it holds at least 100,000 shares of a single class of Shares:

                    (i) within forty-five (45) days after the end of each quarter, an unaudited income statement and schedule as to the sources and applications of funds and balance sheet and comparison to budget for and as of the end of such quarter, as the case may be, in reasonable detail;

                    (ii) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                    (iii) such other information relating to the financial conditions, business, prospects or corporate affairs of the Company as each Holder; or any assignee of such Holder may from time to time request; provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary.

            3.2 Inspection. The Company shall permit each Holder, holding at least 100,000 shares, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

            3.3 Independent Accountants. Until the consummation of a public offering of the Company's Common Stock, the Company will retain independent public accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing.

            [3.4 Internal Revenue Code Section 1202. The Company shall furnish to each Holder, and shall use reasonable commercial efforts to make such filings with the Internal Revenue Service, as shall from time to time be required pursuant to Section 1202(d)(1) of the Code. In addition, the Company agrees that it will not make any purchases of its stock within the meaning of and which would exceed the limitation contained in Section 1202(c)(3)(B) of the Code with respect to the Shares, unless such purchases have been consented to by holders a majority of the Shares, or are required by contractual obligations entered into prior to the Closing. Any such information provided to the Holders under this
Section 3.4 shall not be disclosed by any Holder to any party except as required and solely in order for such Holder to claim any benefits under Section 1202 of the Code.]

            3.5 Proprietary Information and Inventions Agreements. The Company will cause each employee and consultant now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and assignment of inventions agreement substantially in the form approved by the Board of Directors.

            3.6 Termination of Covenants. The covenants set forth in this
Section 3 shall terminate as to each Holder and be of no further force or effect immediately upon the consummation of an underwritten public offering of the Company's Common Stock.

         4. Confidentiality. Each of the Holders agrees to keep confidential and not to disclose to persons other than its officers, directors, employees, professional consultants and advisors any information concerning the Company which is confidential or proprietary ("Confidential Information"), except as otherwise required by law or as deemed necessary by a Holder to be disclosed to its own partners. No

Confidential Information shall be used or disclosed by a Holder for any purpose except in connection with the transactions contemplated by the purchase agreements pursuant to which each Holder acquired his or her respective Shares and the agreements executed and delivered in connection with such purchase agreement and in the enforcement of his or her rights thereunder. Each Holder shall use the same level of care with the Confidential Information as it uses with its own confidential information. Notwithstanding the foregoing, the restrictions set forth in this Section shall not be applicable to any information that is publicly available, any information independently developed by a Holder or its professional consultants, any information known to a Holder or its professional consultants before the disclosure thereof by the Company, or any information disclosed to a Holder by a person not known by the Holder to have any confidentiality duty to the Company.

         5. Miscellaneous.

            5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to transactions taking place between California residents and wholly within the State of California.

            5.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

            5.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            5.4 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. With the written consent of the Company and the record or beneficial holders of at least two-thirds (2/3) of the Shares and Conversion Stock, the obligations of the Company and the rights of the Holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that any amendment which would adversely effect the Founders who possess registration rights pursuant to this Agreement at such time, in a manner different than the Holders of Registrable Securities, shall additionally require the consent of the Founders holding at least two-thirds (2/3) of the Registrable Securities held by the Founders. Upon the effectuation of each such waiver, consent, agreement or amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 5.4. Notwithstanding anything herein to the contrary, this Agreement may be amended without the consent of any Holder to add as a Holder any persons who purchase Shares on or before February 14, 1997.

            5.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, facsimile or delivered by courier or overnight delivery, addressed (a) if to any Holder, at such Holder's address as set forth on his or her signature page hereto, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 470 Mercury Drive, Sunnyvale, California 94086, or at such other address as the Company shall have furnished to the Holder in writing. Notices that are delivered personally, by courier or overnight delivery shall be deemed received upon personal delivery, or if delivered by facsimile, upon confirmation of facsimile receipt, or if by mail, three (3) days after deposit in the United States mail.

            5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

            5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            5.8 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

            5.9 Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

            5.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         The foregoing agreement is hereby executed as of the date first above written.



                                         "COMPANY"

                                         NETRIGHT TECHNOLOGIES, INC.


                                         By: ___________________________________
                                               Mahmood Panjwani, President

                           COUNTERPART SIGNATURE PAGE
                 TO NETRIGHT TECHNOLOGIES, INC. RIGHTS AGREEMENT
                           DATED AS OF DECEMBER , 1996


"HOLDER" OR "FOUNDER"

If you are an individual,                  Name (Please Print)
please sign and print your name
to the right                               _____________________________________

                                           _____________________________________
                                           Signature

                                           Address: ____________________________



If you are signing on behalf of            Name (Please Print)
an entity, please print the
name of the entity and sign to the
right, indicating your title               _____________________________________
                                           Signature

                                           Title: ______________________________

                                           Address: ____________________________

                              AMENDMENT NUMBER ONE
                               TO RIGHTS AGREEMENT

         This Amendment Number One to Rights Agreement is made as of August 28, 1997 by and among NetRight Technologies, Inc. (the "Company"), Mahmood Panjwani and Rafiq Mohammadi (collectively, the "Founders") and the undersigned stockholders of the Company (collectively, the "Rights Holders").


                                    RECITALS

         A. Investors who purchased shares of Series A Preferred Stock of the Company pursuant to the Company's Series A Preferred Stock Purchase Agreement dated as of December 27, 1996 (the "Purchase Agreement") entered into a Rights Agreement dated as of December 27, 1996 (the "Rights Agreement").

         B. Contemporaneously herewith, the Purchase Agreement is being amended pursuant to Amendment Number One thereto (the "Purchase Agreement Amendment"), dated as of this date, to permit the Company to sell through August 15, 1997 (the "Extended Date") an additional 985,917 shares of Series A Preferred Stock (the "Additional Series A Shares").

         C. The Rights Holders desire that each Investor (as defined in the Purchase Agreement Amendment) purchasing Additional Series A Shares pursuant to the Purchase Agreement Amendment have all rights of a "Purchaser" under the Rights Agreement, as amended hereby, on the terms set forth in this Amendment.

         D. Under Section 2 of the Rights Agreement, Rights Holders have a right of first offer with respect to the Company's issuance of equity securities, which such Rights Holders desire to waive with respect to the issuance of Additional Series A Shares pursuant to the Purchase Agreement Amendment on or prior to the Extended Date and with respect to the Company's issuance of shares of Common Stock issuable upon conversion of such Additional Series A Shares (the "Conversion Shares").


                                    AGREEMENT

         The parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. Unless otherwise defined or specified in this Amendment, all capitalized terms used herein will have the meanings set forth in the Rights Agreement.

         2. Waiver of Right of First Offer. Rights Holders hereby waive, on behalf of all Rights Holders, all rights of first offer under Section 2 of the Rights Agreement with respect to the Company's offer, sale and issuance of Additional Series A Shares pursuant to the Purchase Agreement Amendment on or prior to the Extended Date and with respect to the Company's issuance of the Conversion Shares.

         3. Rights and Obligations of Purchasers. For all purposes of the Rights Agreement, effective upon the satisfaction of Section 4 below and the execution and delivery of this Amendment by the Company, the Founders and a Rights Holder on or prior to the Extended

Date: (a) the Additional Series A Shares issued to each Investor pursuant to the Purchase Agreement Amendment will be included in the definition of "Shares" and
(b) such Investor will be a "Purchaser" and "Holder."

         4. Effectiveness of Amendment. This Amendment will not be effective unless this Amendment (or a separate consent with the same purpose) has been executed and delivered by the Company, the Founders and the Holders of at least two-thirds (2/3) of the Shares and Conversion Stock (as defined in the Rights Agreement).

         5. Continued Effect. Except as otherwise expressly provided herein, the Rights Agreement will continue in full force and effect, in accordance with its terms.

         6. Miscellaneous. This Amendment will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. This Amendment constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Amendment may be waived or modified only in accordance with the provisions set forth in
Section 5.4 of the Purchase Agreement.

         The parties have executed this Waiver as of the date first above written.



NETRIGHT TECHNOLOGIES, INC.                 RIGHTS HOLDER


By:___________________________________      Name:_______________________________
       Mahmood Panjwani, President                   (Please print or type)

                                            By:_________________________________
                                                     (Please print or type)

                                            Title: _____________________________
                                                     (Please print or type)

                                            Signature: _________________________



                                            FOUNDERS:


                                            ____________________________________
                                            Mahmood Panjwani


                                            ____________________________________
                                            Rafiq Mohammadi

                              AMENDMENT NUMBER TWO
                               TO RIGHTS AGREEMENT

         This Amendment Number Two to Rights Agreement (the "Amendment") is made as of December 15, 1997 by and among NetRight Technologies, Inc. (the "Company"), Mahmood Panjwani and Rafiq Mohammadi (collectively, the "Founders") and each of the persons named in Schedule A attached hereto (collectively, "Purchasers" and individually, a "Purchaser").


                                    RECITALS

         A. Investors who purchased shares of Series A Preferred Stock of the Company pursuant to the Company's Series A Preferred Stock Purchase Agreement dated as of December 27, 1996 (the "Series A Purchase Agreement") entered into a Rights Agreement dated as of December 27, 1996 (the "Rights Agreement").

         B. The Series A Purchase Agreement and Rights Agreement were subsequently amended to extend the closing date of sales of Series A Preferred Stock under to the Series A Purchase Agreement to February 28, 1997 and March 14, 1997 pursuant to letter agreements dated February 13, 1997 and March 4, 1997, respectively.

         C. Certain other investors who purchased shares of Series A Preferred Stock of the Company pursuant to Amendment Number One to the Series A Purchase Agreement dated as of August 28, 1997 entered into Amendment Number One of the Rights Agreement to receive rights of "Purchasers" under the Rights Agreement (the Rights Agreement, as previously amended hereafter referred to as the "Amended Rights Agreement").

         D. The Company and certain of the Purchasers are entering into a Series B Preferred Stock Purchase Agreement dated as of the date of this Amendment (the "Series B Purchase Agreement"), pursuant to which, subject to the satisfaction of certain conditions, such Purchasers are agreeing to purchase from the Company a total of up to 3,200,000 shares of Series B Preferred Stock of the Company (the "Series B Preferred Stock") on the terms set forth in the Series B Purchase Agreement in an initial closing on the date hereof (the "Initial Closing Date") and in one or more additional closings through March 15, 1998 (the "Final Closing Date").

         E. The parties to the Amended Rights Agreement desire that each Purchaser purchasing shares of Series B Preferred Stock pursuant to the Series B Purchase Agreement have all rights of a "Purchaser" under the Amended Rights Agreement, as amended hereby, on the terms set forth in this Amendment.

         D. Under Section 2 of the Amended Rights Agreement, parties to the Amended Rights Agreement have a right of first offer with respect to the Company's issuance of equity securities, which such parties to the Amended Rights Agreement desire to waive with respect to the issuance of Series B Preferred Stock pursuant to the Series B Purchase Agreement.

                                    AGREEMENT

         The parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. Unless otherwise defined or specified in this Amendment, all capitalized terms used herein will have the meanings set forth in the Amended Rights Agreement.

         2. Purchasers' Rights and Obligations. Effective upon (i) the purchase by any Purchaser of shares of the Company's Series B Preferred Stock at the closing of the sale and purchase of shares under the Series B Purchase Agreement; (ii) the execution and delivery by such Purchaser of a signature page to this Amendment; (iii) the execution and delivery by the Company of a signature page to this Amendment; and (iv) the satisfaction of the conditions set forth in Section 4 of this Amendment, such Purchaser will be a "Purchaser" for all purposes of the Amended Rights Agreement, as amended hereby, and the following sections of the Amended Rights Agreement will be amended as follows:

               Section 1.1(b) will be amended by deleting such provision in its entirety and replacing it with the following:

               (b) "Conversion Stock" means the Common Stock issued or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock.

               Section 1.1(e) will be amended by deleting such provision in its entirety and replacing it with the following:

               (e) "Initiating Holders" shall, in the case of a registration under Section 1.2, mean any Holder or Holders of at least fifty percent (50%) of the outstanding Registrable Securities, or in the case of a registration under Section 1.4, the holder or Holders of at least ten percent (10%) of the outstanding Registrable Securities, all as adjusted after the original issuance thereof for stock splits, stock dividends, recapitalizations and the like.

               Section 1.1(k) will be amended by deleting such provision in its entirety and replacing it with the following:

               (k) "Shares" shall mean the Company's Series A Preferred Stock and Series B Preferred Stock.

               Section 1.2(a) will be amended by deleting the introductory sentence in its entirety and replacing it with the following:

               (a) Request for Registration. At any time after December 31, 2001, in case the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to their Registrable Securities having a reasonably anticipated aggregate offering price to the public of not less than $15,000,000, the Company will:

               Section 2.1 will be amended by adding the following to the end of the introductory paragraph of Section 2.1:

         Notwithstanding the foregoing, the Company hereby grants to Louis Leitz Digital Systems GmbH & Co. ("Leitz") the additional right to purchase shares of Series B Preferred Stock issued on or before March 15, 1998 at a price of $1.57 per share such that the number of shares of Series B Preferred Stock held by Leitz after each such sale of Series B Preferred Stock represents 10.1% of all the then outstanding shares of Common Stock, Conversion Stock, Shares and outstanding options pursuant to the Company's 1997 Stock Option Plan. Such right terminates upon March 15, 1998.

               Section 2.1(b) will be amended by deleting such provision in its entirety and replacing it with the following:

               (b) Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock issued to employees, officers, consultants or directors of the Company pursuant to sales or options granted at any time after the date of incorporation of the Company pursuant to a plan or agreement unanimously approved by the Company's Board of Directors; (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its purchasers own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation; (iv) the Conversion Stock; (v) warrant or warrants for the purchase of shares of capital stock of the Company (and stock issued upon exercise of such warrant or warrants) which have been unanimously approved by the Board of Directors of the Company and issued in connection with an equipment lease, equipment financing or bank line financing; (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (vii) shares of Series A Preferred Stock issued on or before August 28, 1997 at a price not less than $0.71 per share; (viii) shares of Series B Preferred Stock issued on or before March 15, 1998 at a price of not less than $1.57 per share, subject to the introductory paragraph of Section 2.1 with regard to Leitz; and (ix) securities of the Company which holders of a majority of the Shares agreed in writing with the Company will not be included in the term "New Securities."

               Section 3.1(b) is hereby deleted in its entirety.

               The following is added as a new Section 3.7:

               3.7 Voting Proxy. Unless waived in writing by the Company, which waiver shall be exercisable by the Company in its sole and absolute discretion, each holder of Series B Preferred Stock shall be required to grant an irrevocable voting proxy in favor of the Company upon the closing of such acquisition, or at such later time as the Company may request. The voting proxy shall give Mahmood Panjwani, the President of the Company, or his successor, the right to vote the shares (including shares issued or issuable upon conversion of such shares) of such holder's Series B Preferred Stock in the event the vote or written consent of stockholders is solicited for approval of a merger or consolidation of the Company into or with any other corporation or corporations in which the stockholders of the Company shall own less than a majority of the voting securities of the surviving corporation and for which pooling of interest accounting treatment is a requirement fo the transaction (a "Corporate Transaction"); provided, however, that such voting proxy shall not be effective unless (i) the Company's Board of Directors votes in favor of the Corporate Transaction; (ii) holder of 80% of the outstanding shares of the Company (other than Series B Preferred Stock) vote in favor of the Corporate Transaction; and (iii) holders of Series B Preferred Stock will receive no less than the liquidation preference due to holders of Series B Preferred Stock (as provided for in the Company's Amended and Restated Certificate of Incorporation).

         2. Waiver of Right of First Offer. In executing this Amendment, Purchasers (as defined in the Amended Rights Agreement) representing at least two-thirds (2/3's) of the aggregate Shares and Conversion Stock hereby waive, on behalf of all such Purchasers, all rights of first offer under Section 2 of the Rights Agreement with respect to the Company's offer, sale and issuance of Series B Preferred Stock pursuant to the Series B Purchase Agreement through the Final Closing Date.

         3. Effectiveness of Amendment. This Amendment will not be effective unless this Amendment (or a separate consent with the same purpose) has been executed and delivered by the Company, the Founders and the holders of at least two-thirds (2/3) of the Shares and Conversion Stock (as defined in the Amended Rights Agreement). Notwithstanding anything herein to the contrary, Purchasers purchasing Series B Preferred Stock through the Final Closing Date may be added as a "Purchaser" for the purposes of the Amended Rights Agreement without the consent of any Founders, Purchasers (as defined in the Amended Rights Agreement) or prior Purchasers of Series B Preferred Stock.

         4. Continued Effect. Except as otherwise expressly provided herein, the Amended Rights Agreement will continue in full force and effect, in accordance with its terms.

         5. Miscellaneous. This Amendment will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. This Amendment constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Amendment may be waived or modified only in accordance with the provisions set forth in
Section 5.4 of the Amended Rights Agreement.

         The parties have executed this Amendment as of the date first above written.



NETRIGHT TECHNOLOGIES, INC.                 PURCHASER:


By:___________________________________      Name:_______________________________
       Mahmood Panjwani, President                   (Please print or type)

                                            By:_________________________________
                                                     (Please print or type)

                                            Title: _____________________________
                                                     (Please print or type)

                                            Signature: _________________________



FOUNDERS:



______________________________________      ____________________________________
Mahmood Panjwani                            Rafiq Mohammadi

                                   Schedule A



               Purchaser                            Series A Shares     Series B Shares
               ---------                            ---------------     ---------------
Anthelion Capital LLC                                   352,113
GCWF Investment Partners                                 35,211
Phuc Kim Lam/Nguyet Thu Thi Le                           38,592
Anwar Mohammed                                           49,296
Anh N. Nguyen/Chi N. Lam                                 38,592
Akber Panjwani/Karim Panjwani                            29,295
Rajdak Investments LLC                                  281,690
Naushad Rashid                                           35,211
Iqbal Sadruddin                                         257,434
Anil Singh                                              140,845
Unterberg Harris Private
Equity Partners L.P.                                    754,366
Unterberg Harris, L.P.                                  323,940
Unterberg Harris 40lK Profit
Sharing Plan FBO Alex Bernstein                          14,086
Unterberg Harris 401K Profit
Sharing Plan FBO Mary Beth Poggi                         14,086
Unterberg Harris Private
Equity Partners, C.V.                                   161,127
Rajesh Vashist                                           81,689
Moez Virani and Vivienne
Virani TTEES of the Virani
Family `93 Revocable Trust                              206,417
Karim Walji                                              39,718
Louis Leitz Digital GmbH & Co.                                             1,273,885

Andrew G. Celli Jr. and James E.                                              15,923
Satloff, Trustee U/D/T 5/19/93 FBO
Rebecca Rose Celli

Andrew G. Celli Jr. and James E.                                              15,923
Satloff, Trustee U/D/T 5/19/93 FBO
Dustin Nathaniel Satloff

Andrew G. Celli Jr. and James E.                                              15,923
Satloff, Trustee FBO
Hannah Andrea Celli Trust

Andrew G. Celli Jr. and James E.                                              15,923
Satloff, Trustee FBO
Theodore Jean Satloff

Robert Harris, Jr.                                                           127,388

A. Robert Towbin, Trustee
FBO Lisa Olim dated 5/8/96                                                    31,847

A. Robert Towbin, Trustee
FBO Barry Towbin dated 5/8/96                                                 31,847

C.E. Unterberg, Towbin LLC                                                   127,388

A. Robert Towbin                                                              63,694

Unterberg Harris Private
Equity Partners L.P.                                                         262,420

Unterberg Harris Private
Equity Partners, CV                                                           56,050

Thomas I. Unterberg                                                          127,388

NEA Ventures 1998, Limited
Partners                                                                       1,592

New Enterprise Associates VII,
Limited Partnership                                                        1,016,886

NEA Presidents Fund, L.P.                                                     15,923

                             AMENDMENT NUMBER THREE
                               TO RIGHTS AGREEMENT

         This Amendment Number Three to Rights Agreement (the "Amendment") is made as of September 28, 1998 by and among NetRight Technologies, Inc. (the "Company"), Mahmood Panjwani and Rafiq Mohammadi (collectively, the "Founders") and each of the persons named in Schedule A attached hereto (collectively, "Purchasers" and individually, a "Purchaser").


                                    RECITALS

         A. Investors who purchased shares of Series A Preferred Stock of the Company pursuant to the Company's Series A Preferred Stock Purchase Agreement dated as of December 27, 1996 (the "Series A Purchase Agreement") entered into a Rights Agreement dated as of December 27, 1996 (the "Rights Agreement").

         B. The Series A Purchase Agreement and Rights Agreement were subsequently amended to extend the closing date of sales of Series A Preferred Stock under to the Series A Purchase Agreement to February 28, 1997 and March 14, 1997 pursuant to letter agreements dated February 13, 1997 and March 4, 1997, respectively.

         C. Certain other investors who purchased shares of Series A Preferred Stock of the Company pursuant to Amendment Number One to the Series A Purchase Agreement dated as of August 28, 1997 entered into Amendment Number One of the Rights Agreement to receive rights of "Purchasers" under the Rights Agreement.

         D. Investors who purchased shares of Series B Preferred Stock of the Company pursuant to the Company's Series B Preferred Stock Purchase Agreement dated as of December 15, 1997 (the "Series B Purchase Agreement) entered into Amendment Number Two of the Rights Agreement to receive rights of "Purchasers" under the Rights Agreement (the Rights Agreement, as previously amended hereafter referred to as the "Amended Rights Agreement").

         E. The Company and certain of the Purchasers are entering into a Series C Preferred Stock Purchase Agreement dated as of the date of this Amendment (the "Series C Purchase Agreement"), pursuant to which, subject to the satisfaction of certain conditions, such Purchasers are agreeing to purchase from the Company a total of up to 2,100,000 shares of Series C Preferred Stock of the Company (the "Series C Preferred Stock") on the terms set forth in the Series C Purchase Agreement in an initial closing on the date hereof (the "Initial Closing Date") and in one or more additional closings through the Additional Closing Deadline (as defined in the Series C Purchase Agreement).

         F. The parties to the Amended Rights Agreement desire that each Purchaser purchasing shares of Series C Preferred Stock pursuant to the Series C Purchase Agreement have all rights of a "Purchaser" under the Amended Rights Agreement, as amended hereby, on the terms set forth in this Amendment.

         G. Under Section 2 of the Amended Rights Agreement, parties to the Amended Rights Agreement have a right of first offer with respect to the Company's issuance of equity securities, which such parties to the Amended Rights Agreement desire to waive with respect to the issuance of Series C Preferred Stock pursuant to the Series C Purchase Agreement.


                                    AGREEMENT

         The parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. Unless otherwise defined or specified in this Amendment, all capitalized terms used herein will have the meanings set forth in the Amended Rights Agreement.

         2. Purchasers' Rights and Obligations. Effective upon (i) the purchase by any Purchaser of shares of the Company's Series C Preferred Stock at a closing under the Series C Purchase Agreement; (ii) the execution and delivery by such Purchaser of a signature page to this Amendment; (iii) the execution and delivery by the Company of a signature page to this Amendment; and (iv) the satisfaction of the conditions set forth in Section 4 of this Amendment, such Purchaser will be a "Purchaser" for all purposes of the Amended Rights Agreement, as amended hereby, and the following sections of the Amended Rights Agreement will be amended as follows:

               Section 1.1(b) will be amended by deleting such provision in its entirety and replacing it with the following:

               (b) "Conversion Stock" means the Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

               Section 1.1(e) will be amended by deleting such provision in its entirety and replacing it with the following:

               (e) "Initiating Holders" shall, in the case of a registration under Section 1.2, mean any Holder or Holders of at least fifty percent (50%) of the outstanding Registrable Securities, or in the case of a registration under Section 1.4, the holder or Holders of at least ten percent (10%) of the outstanding Registrable Securities, all as adjusted after the original issuance thereof for stock splits, stock dividends, recapitalizations and the like.

               Section 1.1(k) will be amended by deleting such provision in its entirety and replacing it with the following:

               (k) "Shares" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

               Section 1.2(a) will be amended by deleting the introductory sentence in its entirety and replacing it with the following:

               (a) Request for Registration. At any time after December 31, 2001, in case the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to their Registrable Securities having a reasonably anticipated aggregate offering price to the public of not less than $12,000,000, the Company will:

               Section 2.1(b) will be amended by deleting such provision in its entirety and replacing it with the following:

               (b) Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock issued to employees, officers, consultants or directors of the Company pursuant to sales or options granted at any time after the date of incorporation of the Company pursuant to a plan or agreement unanimously approved by the Company's Board of Directors; (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its purchasers own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation; (iv) the Conversion Stock; (v) warrant or warrants for the purchase of shares of capital stock of the Company (and stock issued upon exercise of such warrant or warrants) which have been unanimously approved by the Board of Directors of the Company and issued in connection with an equipment lease, equipment financing or bank line financing; (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (vii) shares of Series A Preferred Stock issued on or before August 28, 1997 at a price not less than $0.71 per share; (viii) shares of Series B Preferred Stock issued on or before March 15, 1998 at a price of not less than $1.57 per share, subject to the introductory paragraph of Section 2.1 with regard to Leitz; (ix) shares of Series C Preferred Stock issued on or before the Additional Closing Deadline at a price of not less than $2.10 per share; and (x) securities of the Company which holders of a majority of the Shares agreed in writing with the Company will not be included in the term "New Securities."

               Section 3.7 is hereby deleted in its entirety, and replaced by the following:

               3.7 Board of Directors. Prior to December 31, 1998, an individual with relevant industry experience (the "Outside Board Number") who is mutually agreeable to the President of the Company and the NEA Representative (as defined in the Series C Purchase Agreement) will be appointed to the Company's Board of Directors to replace a then existing board member or as an additional board member, as determined by the Company, in its sole discretion. The Outside Board Member will receive a nonstatutory stock option to purchase 100,000 shares of the Company's Common Stock pursuant to the Company's 1997 Stock Option Plan, such option to vest on a monthly basis over four years beginning as of the date the Outside Board Member commences service on the Company's Board of Directors and continuing to vest as long as such service continues.

         3. Waiver of Right of First Offer. In executing this Amendment, Purchasers (as defined in the Amended Rights Agreement) representing at least two-thirds (2/3's) of the aggregate Shares and Conversion Stock hereby waive, on behalf of all such Purchasers, all rights of first offer under Section 2 of the Rights Agreement with respect to the Company's offer, sale and issuance of Series C Preferred Stock pursuant to the Series C Purchase Agreement through the Additional Closing Deadline.

         4. Effectiveness of Amendment. This Amendment will not be effective unless this Amendment (or a separate consent with the same purpose) has been executed and delivered by the Company, the Founders and the holders of at least two-thirds (2/3) of the Shares and Conversion Stock (as defined in the Amended Rights Agreement). Notwithstanding anything herein to the contrary, Purchasers purchasing Series C Preferred Stock through the Additional Closing Deadline may be added as a "Purchaser" for the purposes of the Amended Rights Agreement without the consent of any Founders, Purchasers (as defined in the Amended Rights Agreement) or prior Purchasers of Series C Preferred Stock.

         5. Continued Effect. Except as otherwise expressly provided herein, the Amended Rights Agreement will continue in full force and effect, in accordance with its terms.

         6. Miscellaneous. This Amendment will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. This Amendment constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Amendment may be waived or modified only in accordance with the provisions set forth in
Section 5.4 of the Amended Rights Agreement.

         The parties have executed this Amendment as of the date first above written.



NETRIGHT TECHNOLOGIES, INC.                 PURCHASER:


By:___________________________________      Name:_______________________________
       Mahmood Panjwani, President                   (Please print or type)

                                            By:_________________________________
                                                     (Please print or type)

                                            Title: _____________________________
                                                     (Please print or type)

                                            Signature: _________________________



FOUNDERS:



______________________________________      ____________________________________
Mahmood Panjwani                            Rafiq Mohammadi


















                             AMENDMENT NUMBER THREE
                               TO RIGHTS AGREEMENT

                         Schedule A to Amendment Number
                            Three to Rights Agreement



               PURCHASER                    SERIES A SHARES         SERIES B SHARES             SERIES C SHARES
               ---------                    ---------------         ---------------             ---------------
Anthelion Capital LLC                           352,113

GCWF Investment Partners                         35,211

Phuc Kim Lam/Nguyet Thu Thi Le                   38,592

Anwar Mohammed                                   49,296

Anh N. Nguyen/Chi N. Lam                         38,592

Akber Panjwani/Karim Panjwani                    29,295

Rajdak Investments LLC                          281,690

Naushad Rashid                                   35,211

Iqbal Sadruddin                                 257,434

Anil Singh                                      140,845

Unterberg Harris Private Equity                 754,366
Partners L.P.

Unterberg Harris, L.P.                          323,940

Unterberg Harris 40lK Profit Sharing             14,086
Plan FBO Alex Bernstein

Unterberg Harris 401KProfit Sharing              14,086
Plan FBO Mary Beth Poggi

Unterberg Harris Private Equity                 161,127
Partners, C.V.

Rajesh Vashist                                   81,689

Moez Virani and Vivienne Virani TTEES           206,417
of the Virani Family `93 Revocable
Trust

Karim Walji                                      39,718

Louis Leitz Digital GmbH & Co.                                        1,273,885

Andrew G. Celli Jr. and James E.                                         15,923
Satloff, Trustee U/D/T 5/19/93 FBO
Rebecca Rose Celli

Andrew G. Celli Jr. and James E.                                         15,923
Satloff, Trustee U/D/T 5/19/93 FBO
Dustin Nathaniel Satloff

Andrew G. Celli Jr. and James E.                                         15,923
Satloff, Trustee FBO Hannah Andrea
Celli Trust

Andrew G. Celli Jr. and James E.                                         15,923
Satloff, Trustee FBO Theodore Jean
Satloff

Robert Harris, Jr.                                                      127,388

A. Robert Towbin, Trustee FBO Lisa                                       31,847
Olim dated 5/8/96

A. Robert Towbin, Trustee FBO Barry                                      31,847
Towbin dated 5/8/96

C.E. Unterberg, Towbin LLC                                              127,388

A. Robert Towbin                                                         63,694

Unterberg Harris Private Equity                                         262,420
Partners L.P.

Unterberg Harris Private Equity                                          56,050
Partners, CV

Thomas I. Unterberg                                                       127,388

NEA Ventures 1998, Limited Partners                                         1,592                     1,191

New Enterprise Associates VII, Limited                                  1,016,886                  1,692,503
Partnership

NEA Presidents Fund, L.P.                                                  15,923                    11,905

Brian Asplund                                                                                        47,619
Kannan Ayyar                                                                                         50,000
James Dorian                                                                                         50,000
GCWF Investment Partners                                                                             23,810
Victoria W-Y Lee                                                                                      2,381
Thomas P. Sweeney                                                                                     8,571
Cornerstone Properties I, LLC                                                                        91,429